Exhibit 10.3

Execution Version

INVESTORS’ RIGHTS AGREEMENT

AMONG

ATI PHYSICAL THERAPY, INC.

AND

THE HOLDERS PARTY HERETO FROM TIME TO TIME

Dated as of February 24, 2022

i

LIST OF EXHIBITS

EXHIBIT A	SCHEDULE OF INVESTORS

EXHIBIT B	PREFERRED HOLDER JOINDER

LIST OF ANNEXES

ANNEX I	RESTRICTIVE LEGEND TO THE PREFERRED STOCK CERTIFICATES

ANNEX II	DISQUALIFIED INSTITUTION LIST

ii

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of February 24, 2022, is made by and among ATI Physical Therapy, Inc., a Delaware corporation (the “Company”), and each of the Parties listed on Exhibit A hereto from time to time as an “Investor” (each, an “Investor” and, collectively, the “Investors” and, together with the Company, the “Parties”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings specified in Section 5.1.

PRELIMINARY STATEMENTS

A. Concurrently with the execution and delivery hereof, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate of 165,000 shares of Series A Senior Preferred Shares (the “Series A Preferred Stock”) on the terms and subject to the conditions set forth in the Purchase Agreement (as defined below).

B. The Company has filed with the Secretary of State of the State of Delaware the Certificate of Designation, which sets forth certain designations, rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock.

C. The Parties each desire to enter into this Agreement to establish certain additional rights, preferences, powers, qualifications, restrictions and limitations of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

BOARD OF DIRECTORS; VOTING AGREEMENT

SECTION 1.1 Series A Preferred Director Designation. Until such time after the Closing Date that (a) as of any applicable fiscal quarter end, the Company’s trailing 12-month Consolidated Adjusted EBITDA (as defined by and determined in accordance with the Credit Agreement in the form in effect on the Closing Date and, for the avoidance of doubt, without giving effect to any subsequent amendment thereof) exceeds $100,000,000 or (b) the Lead Investor ceases to hold at least 50.1% of the Series A Preferred Stock held by it as of the Closing Date (as defined in the Purchase Agreement), the holders of Series A Preferred Stock, voting as a separate class, shall have the right to designate and elect one (1) director to serve on the Board of Directors (the “Series A Preferred Director”); provided, that, such Series A Preferred Director shall be (i) independent of the Lead Investor, (ii) “independent” under all applicable laws and national securities exchange regulations that apply to the Company, and (iii) free of any actual, potential or perceived conflict of interest.

SECTION 1.2 Vacancies and Removal. To the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (i) the Investors shall have the exclusive right to instruct that the Series A Preferred Director be removed from the Board of Directors, and the Company, the Board of Directors and each Investor shall take all Necessary Action to cause the removal of any director designated or elected by the Investors at the instruction of the Investors; and (ii) the Investors shall have the exclusive right to designate another director to fill a vacancy created by reason of death, removal or resignation of the Series A Preferred Director and the Company, the Board of Directors and the Investors shall take all Necessary Action to cause any such vacancy to be filled by a replacement candidate designated by the Investors (consistent with the other provisions of this Agreement and the Certificate of Designation) as promptly as reasonably practicable.

ARTICLE II

RESTRICTIONS ON TRANSFER OF SERIES A PREFERRED STOCK

SECTION 2.1 Transfers Generally. Any Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each Party acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties unconditionally and irrevocably agree that any non-breaching Party shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

SECTION 2.2 Permitted Transfers.

(a) Subject to Section 2.3, each Holder may Transfer any Preferred Stock (a “Permitted Transfer”) to (i) other Holders and their respective Affiliates (including, for the avoidance of doubt, their limited partners and accounts or funds managed or advised by any Holder or its Affiliates) and (ii) other Persons reasonably acceptable to the Company; provided, that, in the case of the foregoing clauses (i) and (ii), each such Prospective Transferee shall be provide to the Company a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8 claiming complete exemption from dividend withholding tax before such Transfer shall be effective; provided, further, that no Transfers will be permitted to any Disqualified Institution without the prior written consent of the Company (which consent may be withheld, conditioned or delayed in its sole discretion), and no Transfer shall be made in violation of the Securities Act or any applicable state securities Laws or that results (or could reasonably be expected to result) in the Company being required to register the Preferred Stock pursuant to applicable securities Laws. In connection with any Permitted Transfer, such Prospective Transferee shall execute and deliver to the Company a Preferred Holder Joinder, in substantially the form attached hereto as Exhibit B, at the time of or prior to any Transfer (unless such Prospective Transferee is a Holder before giving effect to such Transfer).

(b) Notwithstanding Section 2.1, if an Event of Noncompliance shall occur and not be cured by the Company within the applicable cure period, for so long as such Event of Noncompliance is continuing, the Preferred Stock shall be freely transferable by any Holder at any time during the continuation of such Event of Noncompliance, subject to compliance with applicable securities Laws.

(c) The Company shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing any Preferred Stock at the Company’s principal office, the Company shall, upon the request of the Holder of such certificate, promptly (but in any event within three Business Days after such request) prepare, execute and deliver (at the Company’s expense) new certificates in exchange therefor representing Preferred Stock with an aggregate Stated Value represented by the surrendered certificate. Such certificate shall be registered in the name requested by the Holder of the surrendered certificate and shall represent the Stated Value of the Preferred Stock as is requested by the Holder of the surrendered certificate. Dividends shall accumulate on the aggregate Stated Value of the Preferred Stock represented by such new certificates from the date on which Dividends have been fully paid on the aggregate Stated Value of the Preferred Stock represented by the surrendered certificate. The issuance of such new certificates shall be made without charge to the Holders, and the Company shall pay for any cost incurred by the Company in connection with such issuance, including any documentary, stamp and similar issuance or transfer tax in respect of the preparation, execution and delivery of such new certificates pursuant to this Section 2.2(c). All transfers and exchanges of Preferred Stock shall be made promptly by direct registration on the books and records of the Company and the Company shall take all such other actions as may be required to reflect and facilitate all transfers and exchanges not prohibited by this Section 2.2(c).

(d) Upon receipt of evidence reasonably satisfactory to the Company (it being understood that an affidavit of the applicable Holder shall constitute such evidence) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(e) Unless otherwise agreed to by the Company and the applicable Holder, each certificate representing Series A Preferred Stock shall bear a restrictive legend in substantially the form attached hereto as Annex I and shall be subject to the restrictions set forth therein. In addition, such certificate may have notations, additional legends or endorsements required by law, exchange rules or agreements to which the Company and any Holder (in its capacity as a Holder) is subject, if any.

SECTION 2.3 Right of First Refusal.

(a) Subject to the terms of Section 2.2, each Holder hereby unconditionally and irrevocably grants to the Major Holders a Right of First Refusal to purchase all or any portion of Transfer Stock that such Holder may propose to transfer in a Proposed Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Each Holder proposing to make a Proposed Holder Transfer must deliver a Proposed Transfer Notice to each Major Holder not later than thirty (30) days prior to the consummation of such Proposed Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Holder Transfer. To exercise its Right of First Refusal under this Article II, the Exercising Major Holder must deliver a Major Holder Notice to the selling Holder and other Major Holders within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by such Exercising Major Holder.

(c) If any Holder becomes obligated to sell any Transfer Stock to any Major Holder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Major Holder may, at its option, in addition to all other remedies it may have, send to such Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Major Holder (or request that the Company effect such transfer in the name of a Major Holder) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

ARTICLE III

CERTAIN COVENANTS

SECTION 3.1 Information Rights. Without the prior affirmative vote or written consent of the Holder Majority approving such action or omission, the Company shall, so long as any Series A Preferred Stock remains outstanding, furnish to the Investors:

(a) within 120 days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by an independent certified public accountant of recognized national standing; provided, however, the obligations under this Section 3.1(a) may be satisfied with respect to any financial statements of the Company by furnishing (x) such financial statements of the Borrower under the Credit Agreement or (y) the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in this clause (a);

(b) within 50 days (or, in the case of the fiscal quarter ending March 31, 2022, within 75 days) after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments; and (y) not contain all notes thereto that may be required in accordance with GAAP); provided, however, the obligations under this Section 3.1(b) may be satisfied with respect to any financial statements of the Company by furnishing (x) such financial statements of the Borrower under the Credit Agreement or (y) the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in this clause (b); and

(c) notices (other than notices delivered for immaterial administrative purposes) and information provided to any lender under the Credit Agreement (including, for the avoidance of doubt, any reports or information delivered to the administrative agent, trustee or other similar agent acting on behalf of such holders or lenders) at substantially the same times and in the same manner (the Company may fulfill its obligations under this Section 3.1(c) by causing each Investor to have access to any website by which the Company provides information to any lender under the Credit Agreement); provided, however, the Company shall have no obligation to deliver any such information or materials unless (i) such information or materials are publicly available at the time of delivery to the Investors and (ii) with respect to any applicable Investor, such Investor, by advance written notice to the Company, has elected to receive such information or materials.

An Investor may direct the Company in writing not to furnish some or all of such information to it and the Company agrees not to furnish such information to such Investors until directed otherwise in writing by such Investor.

SECTION 3.2 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement), the Company will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Company and the Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

SECTION 3.3 Confidentiality. The Holders shall treat confidentially, and shall cause their Affiliates and subsidiaries and their respective Representatives to treat confidentially all information received pursuant to Section 3.1 that is not publicly available at the time of receipt until such time that such information becomes publicly available other than by reason of improper disclosure by the Holders or any of their respective Affiliates or subsidiaries and their respective Representatives, provided, that such information may be disclosed by any Holder to (a) another Holder, (b) any Affiliate of such Holder and its and their respective Representatives, including internal and external advisors, in any such case on a “need to know” basis solely in connection with the transactions contemplated hereby, and (c) any Person to which the Holder is then-entitled to Transfer Series A Preferred Stock, in each case, if the applicable recipient has been informed by Holder of the confidential nature of such information and has been advised of their obligation to keep such information confidential; and provided further that, if any Holder discloses any information pursuant to this Section 3.3 to any Person, then such Holder shall be liable for any disclosure made or permitted by such Person that would constitute a breach of this Section 3.3 if such disclosure was made or permitted by such Holder.

SECTION 3.4 Withholding Taxes.

(a) Within five (5) Business Days after the Initial Issue Date, each Holder of Series A Preferred Stock acknowledges and agrees that it is, and it and any permitted transferee shall be, for so long as it is a Holder of Series A Preferred Stock, a (i) “United States person” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) “foreign government” within the meaning of section 892 of the Code that is eligible and claiming the benefits of the exemption from taxation under section 892 of the Code and, in each case, shall provide a properly completed and executed IRS Form W-9 or appropriate Form W-8 claiming complete exemption from dividend withholding.

(b) Prior to a determination (as defined in Section 1313(a) of the Code), change in Law, issuance of a Treasury regulation, precedential Revenue Ruling or similar guidance or a bona fide settlement of an audit, examination or other administrative or judicial proceeding, in each case, to contrary effect, each Holder of Series A Preferred Stock agrees to treat, and the Company agrees to report, no dividend for U.S. federal income tax purposes as includible in income by a Holder under Section 305(c) of the Code solely as a result of the undeclared and unpaid dividends accruing and accumulating on the Series A Preferred Stock and being added to the then-current Stated Value.

(c) Each applicable Holder of Series A Preferred Stock shall indemnify the Company for any withholding taxes (and any interest or penalties imposed thereon) imposed on the Company with respect to amounts payable with respect to such Holder’s Preferred Stock. To the extent that any Holder may be required to indemnify the Company hereunder, such Holder and the Company may jointly control the related withholding tax audit or other proceeding and neither Party shall settle such claim without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 3.5 Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses incurred by each Holder (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel for the Holders) in connection with: (a) any amendment, modification or waiver of any provision of any Transaction Document (but only to the extent the preparation of any such amendment, modification or waiver was requested by the Company); and (b) without duplication of the obligations set forth in Section 3.5(a), the enforcement of their respective rights in connection with the Transaction Documents.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Entire Agreement; Parties in Interest. This Agreement (including the annexes and exhibits hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for the provisions of this Section 4.1 and Section 4.2 of this Agreement, which shall be enforceable by the beneficiaries contemplated thereby.

SECTION 4.2 No Recourse. Notwithstanding anything to the contrary in this Agreement, no Party shall assert any claim against any Person that is not party to this Agreement, including any Representatives, Affiliates or direct or indirect equityholders of any Party (or any Affiliate of any of the foregoing) (each a “Nonparty Affiliate” and, collectively, the “Nonparty Affiliates”) with respect to matters arising under or relating to this Agreement or the Transactions (as defined in the Purchase Agreement) or hold or attempt to hold any Nonparty Affiliate liable for any actual or alleged inaccuracies, misstatements or omissions with respect to information furnished by a party or such Persons concerning such party or the business of the Company and its Subsidiaries, this Agreement or the Transactions, to the maximum extent permitted by Law; provided, that, the foregoing shall not apply to the Related Parties of the Company party to any other Transaction Document with respect to their representations, warranties, covenants and agreements thereunder.

SECTION 4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 4.4 Jurisdiction. Except as otherwise expressly provided in this Agreement, each Party, by its execution hereof: (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the State of Delaware and the Court of Chancery of the State of Delaware located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), in any way arising out of or relating to this Agreement, its negotiation or terms, or the Transactions; (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, that the venue is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by the Laws of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.7. Notwithstanding the foregoing in this Section 4.4, a Party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

SECTION 4.5 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ITS NEGOTIATION OR TERMS, OR THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS SECTION 4.5 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 4.6 Specific Performance; Remedies. The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist, and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any party hereto, a party under this Agreement will be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Such remedies, and any and all other remedies provided for in this Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

SECTION 4.7 Notice.

(a) Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such party or its legal representative and delivered personally or sent by email or nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

If to the Company:

ATI Physical Therapy, Inc.

790 Remington Boulevard

Bolingbrook, Illinois 60440

Attention:  Joanne Fong and Joseph Jordan

Email:       joanne.fong@atipt.com and joseph.jordan@atipt.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway, Suite 400

Redwood Shores, CA 94065-1134

Attention:  Matt Stewart

Email:       matt.stewart@weil.com

If to any Investor, to the address set forth below such Investor’s name on the applicable signature page hereto.

(b) Notice or other communication pursuant to Section 4.7(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

SECTION 4.8 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder Majority (as defined in the Certificate of Designation), or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Company or any Investor in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

SECTION 4.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Agreement.

SECTION 4.10 Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. Any assignment or transfer in violation of this Section 4.10 shall be null and void.

SECTION 4.11 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

SECTION 4.12 Termination. This Agreement shall terminate and be of no further force and effect upon redemption of all the Preferred Stock in full in accordance with the Certificate of Designation, as applicable; provided, that, Section 3.3 and this Article IV shall survive the termination of this Agreement.

ARTICLE V

DEFINITIONS

SECTION 5.1 Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein have the meanings specified or incorporated by reference in the Charter.

(b) The following words and phrases have the meanings specified in this Section 5.1(b):

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Board of Directors” means the board of directors or other governing body of the Company.

“Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by law to remain closed.

“Certificate of Designation” means that certain Certificate of Designation of Series A Senior Preferred Stock of the Company, dated as of February 24, 2022.

“Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, filed on June 16, 2021, as amended from time to time in accordance with its terms and the terms of this Agreement and which includes, for the avoidance of doubt, the Certificate of Designation.

“Credit Agreement” means that certain Credit Agreement, dated as of February 24, 2022, by and among ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, Inc., the lenders from time to time party thereto, and Barclays Bank PLC, as administrative agent and collateral agent.

“Disqualified Institution” means any entity that is set forth in Annex II.

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock, but excluding any debt security that is convertible into, or exchangeable for, capital stock.

“Event of Noncompliance” has the meaning set forth in the Certificate of Designation.

“Exercising Major Holder” means any Major Holder electing to exercise the Right of First Refusal.

“Governing Documents” means, with respect to the Company, its certificate of incorporation and bylaws.

“Holder” means each holder of Series A Preferred Stock of the Company. For the avoidance of doubt, to the extent any Person holds both (i) Series A Preferred Stock and (ii) any other Equity Interests of the Company, such Person shall be deemed to be a Holder with respect to such Person’s Series A Preferred Stock only.

“Holder Majority” means, for so long as any Series A Preferred Stock remains outstanding, the Holders holding a majority of the Stated Value of the then-outstanding Series A Preferred Stock; provided, that, such majority must include the Lead Investor for so long as it holds at least 50.1% of the Preferred Stock held by it as of the Closing Date. Series A Preferred Stock held by Advent International Corporation, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company), shall not be treated as outstanding for the purpose of determining whether the Holder Majority has consented or agreed to any matter.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity.

“Lead Investor” means, collectively, Knighthead Master Fund, LP, Knighthead (NY) Fund, L.P., Knighthead Annuity & Life Assurance Company and Knighthead Distressed Opportunities Fund, L.P. and any of their Affiliates that are Holders.

“Major Holder” means any Holder that, individually or together with such Holder’s Affiliates, holds, in the aggregate, at least 25% of the then-outstanding Series A Preferred Stock.

“Major Holder Notice” means written notice from a Major Holder notifying the selling Holder(s) that such Major Holder intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Holder Transfer.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Company’s board of directors, to the extent such action is consistent with the fiduciary duties of the Company’s board of directors, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company’s common stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, to the extent issued and outstanding, the Series A Preferred Stock.

“Proposed Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Holders, other than to an Affiliate of such Holder.

“Proposed Transfer Notice” means written notice from a Holder setting forth the terms and conditions of a Proposed Holder Transfer.

“Prospective Transferee” means any person to whom a Holder proposes to make a Proposed Holder Transfer.

“Purchase Agreement” means that certain Series A Senior Preferred Stock Purchase Agreement, dated as of February 24, 2022, by and among the Company and the “Purchasers” signatory thereto.

“Related Parties” means, with respect to any specified Person, such Person’s controlled or controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s controlled or controlling Affiliates.

“Representatives” means, with respect to any specified Person, such Person’s directors, partners, officers, employees, members, and agents and the attorneys, accountants, experts and advisors of such Person and such Person’s Affiliates.

“Restricted Subsidiar(ies)” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary.

“Right of First Refusal” means the right, but not the obligation, of the Major Holders, to purchase some or all of the Transfer Stock with respect to a Proposed Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Value” has the meaning set forth in the Certificate of Designation.

“Transaction Document” means, collectively, this Agreement, the Purchase Agreement, the Certificate of Designation and the Warrant Agreement.

“Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein).

“Transfer Stock” means shares of Preferred Stock owned by a Holder or issued to a Holder after the date hereof (including without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like).

“Unrestricted Subsidiary” means any subsidiary of ATI Holdings Acquisition, Inc. that is listed on Schedule 5.10 of the Credit Agreement or designated by ATI Holdings Acquisition, Inc. as an Unrestricted Subsidiary after the Closing Date (as defined in the Credit Agreement) pursuant to Section 5.10 of the Credit Agreement. Notwithstanding anything to the contrary contained herein, no APC Manager (as defined in the Credit Agreement) shall constitute an Unrestricted Subsidiary.

“Warrant Agreement” means that certain Warrant Agreement, dated as of February 24, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

SECTION 5.2 Construction.

(a) The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement shall have independent significance. The headings are for convenience only and shall not be given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” in this Agreement mean “include/includes/including without limitation.” All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement. References to a Person also include its permitted assigns and successors. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. The word “will” shall be construed to have the same meaning as the word “shall”. With respect to the determination of any period of time, “from” shall mean “from and including”. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to the knowledge of the Company or any of its Affiliates or facts known by any such Person shall mean actual knowledge of any authorized officer of such Person. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any law shall be construed as referring to such law as codified or reenacted in whole or in part, and as in effect from time to time. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be used to interpret this Agreement and (c) the provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such previous drafts of this Agreement or any other Transaction Document or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any other Transaction Document.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP (as defined in the Certificate of Designation), as in effect from time to time; provided, that, if the Company notifies the Investors that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Initial Issue Date (as defined in the Certificate of Designation) in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) Notwithstanding any other provision contained herein or in the definition of “Capital Lease” (as defined in the Certificate of Designation), only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases hereunder, and all calculations and deliverables, as applicable, under this Agreement shall be made, prepared or available, as applicable, in accordance therewith; provided, that, all financial statements required to be provided hereunder may, at the option of the Company, be prepared in accordance with GAAP without giving effect to the foregoing treatment of Capital Leases.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:
ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
Name:	Joseph Jordan
Title:	Chief Financial Officer

[SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

INVESTOR:

KNIGHTHEAD MASTER FUND, L.P.

By: Knighthead Capital Management,
LLC, its Investment Manager

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	General Counsel

KNIGHTHEAD (NY) FUND, L.P.

By: Knighthead Capital Management,
LLC, its Investment Advisor

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	General Counsel

KNIGHTHEAD ANNUITY & LIFE
ASSURANCE COMPANY

By: Knighthead Capital Management,
LLC, its Investment Advisor

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	General Counsel

[SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

KNIGHTHEAD DISTRESSED OPPORTUNITIES FUND, L.P.

By: Knighthead Capital Management,
LLC, its Investment Manager

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	General Counsel

Knighthead Capital Management, LLC
280 Park Avenue, 22nd Floor
New York, New York 10017
Attention: Michael Friedberg, Andrew
Shannahan, Laura Torrado
Email: ops@knighthead.com,
ashannahan@knighthead.com,
ltorrado@knighthead.com

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Tim Cruickshank; H. Thomas Felix
Email: tim.cruickshank@kirkland.com; tommy.felix@kirkland.com

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

MARATHON ASSET MANAGEMENT, LP

On behalf of certain of its managed funds and
accounts

By:	/s/ Louis Hanover
Name:	Louis Hanover
Title:	Chief Investment Officer

Marathon Asset Management, LP
One Bryant Park, 38th Floor
New York, New York 10036
Attention: Randy Raisman
Email: rraisman@marathonfund.com

[SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

CASPIAN SELECT CREDIT MASTER FUND, LTD.

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

CASPIAN SOLITUDE MASTER FUND, L.P.

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

CASPIAN HLSC1, LLC

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

CASPIAN SC HOLDINGS, L.P.

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

SPRING CREEK CAPITAL, LLC

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

[SIGNATURE PAGE TO INVESTORS RIGHTS AGREEMENT]

CASPIAN FOCUSED OPPORTUNITIES FUND, L.P.

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

BLACKSTONE ALTERNATIVE MULTI- STRATEGY SUB FUND IV, LLC

By: Blackstone Alternative Investment
Advisors LLC, its Investment Adviser

By: Caspian Capital LP, its Sub-Adviser

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

BLACKSTONE ALTERNATIVE INVESTMENT FUND PLC

On behalf of its sub-fund Blackstone
Diversified Multi Strategy Fund

By: Caspian Capital LP, its Sub-Adviser

By:	/s/ Richard A. Roman
Name:	Richard A. Roman
Title:	Authorized Signatory

Caspian Capital LP 10 E. 53rd Street, 35th Fl.
New York, NY 10022
Attention: Legal Department
Email: legal@caspianlp.com; ops@caspianlp.com; irene@caspianlp.com; tiger@caspianlp.com

[SIGNATURE PAGE TO THE INVESTORS RIGHTS AGREEMENT]

ONEX CAPITAL SOLUTIONS
HOLDINGS, LP

By: Onex Capital Solutions GP, LP, its general partner

By: Onex Capital Solutions GP, LLC,
its general partner

By:	/s/ Steve Gutman
Name:	Steve Gutman
Title:	General Counsel

Onex Capital Solutions Holdings, LP
930 Sylvan Avenue Suite 105
Englewood Cliffs, NJ 07632

Attention: Andrew Walker/Chris Clark

Email: notifications@onexcredit.com ,
cclark@onexcredit.com

[SIGNATURE PAGE TO THE INVESTORS RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Name

Knighthead Distressed Opportunities Fund, L.P.

Knighthead Annuity & Life Assurance Company

Knighthead Master Fund, L.P.

Knighthead (NY) Fund, L.P.

Marathon Distressed Credit Master Fund

MCSP Sub LLC

Marathon StepStone Master Fund LP

Caspian Select Credit Master Fund, Ltd.

Caspian Solitude Master Fund, L.P.

Caspian HLSC1, LLC

Caspian SC Holdings, L.P.

Spring Creek Capital, LLC

Caspian Focused Opportunities Fund, L.P.

Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXII)

Blackstone Alternative Multi-Strategy Sub Fund IV, LLC (BXIIb)

Blackstone Alternative Investment Fund Plc (BXIII)

Blackstone Alternative Investment Fund Plc (BXIIIb)

Onex Capital Solutions Holdings, L.P.

EXHIBIT B

PREFERRED HOLDER JOINDER

JOINDER TO

INVESTORS’ RIGHTS AGREEMENT

This JOINDER (this “Joinder”) to the Investors’ Rights Agreement, dated as of February 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among ATI Physical Therapy, Inc., a Delaware corporation, and each of the Parties listed on

Exhibit A thereto as an “Investor”, is made as of [•] by [•], a [•] (the “Joining Holder”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

Pursuant to Section 2.2(a) of the Agreement, the shares of Series A Preferred Stock are transferable to the Joining Holder if, and only if, the Joining Holder executes and delivers this Joinder in accordance with the terms of the Agreement.

The Joining Holder agrees as follows.

1. The Joining Holder acknowledges that the Joining Holder is acquiring the shares of Series A Preferred Stock subject to the terms and conditions of the Agreement and that all the shares of Series A Preferred Stock acquired by the Joining Holder shall be bound by and subject to the terms of the Agreement.

2. Upon execution of this Joinder, the Joining Holder will become a party to the Agreement and will be fully bound by, and subject to, all of the terms and conditions of the Agreement as if the undersigned were an original signatory to the Agreement as a Holder.

3. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

4. Any notice required to be provided by the Agreement shall be given to the Joining Holder at the address listed on the Joining Holders’ signature page hereto.

5. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Joinder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Joining Holder has caused this Joinder to be duly executed and delivered as of the date first written above.

[•]

By:
Name:
Title:

Address:

ANNEX I

RESTRICTIVE LEGEND TO THE SERIES A PREFERRED STOCK CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS ATI PHYSICAL THERAPY, INC. RECEIVES (OR WAIVES THE REQUIREMENT TO RECEIVE) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO ATI PHYSICAL THERAPY, INC. TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION OF SERIES A SENIOR PREFERRED STOCK FOR ATI PHYSICAL THERAPY, INC. (THE “COMPANY”) FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “SERIES A COD”) AND THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY’S SECURITIES PARTY THERETO (THE “INVESTORS’ RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES A COD AND THE INVESTORS’ RIGHTS AGREEMENT. A COPY OF THE SERIES A COD AND THE INVESTORS’ RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO ANY HOLDER UPON REQUEST.

ANNEX II

DISQUALIFIED INSTITUTION LIST

(See Attached.)